                                 SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

     Filed by the Registrant  [X]

     Filed by a Party other than the Registrant  [ ]

     Check the appropriate box

    [ ] Preliminary Proxy Statement          [ ] Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
--------------------------------------------------------------------------------
                       L-3 COMMUNICATIONS HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
   0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:


--------------------------------------------------------------------------------
     [ ] Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


--------------------------------------------------------------------------------

                       L-3 COMMUNICATIONS HOLDINGS, INC.


[GRAPHIC OMITTED]




To Our Stockholders:


     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of L-3 Communications Holdings, Inc., to be held at 2:30 p.m., eastern standard time, on Tuesday, April 25, 2000, at the Rihga Royal Hotel located at 151 West 54th Street, New York, NY. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

     To have your vote recorded, you should vote by telephone or over the Internet or sign, date and return your proxy card in the enclosed envelope as soon as possible, even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the meeting. If you decide to attend, you can still vote your shares in person, if you wish. Please let us know whether you plan to attend the meeting by marking the appropriate box on the proxy card or indicating your plans when prompted over the telephone or Internet voting systems.

     On behalf of the Board of Directors, I thank you for your cooperation and look forward to seeing you on April 25th.



                                    Very truly yours,




                                    /s/ Frank C. Lanza
                                       -----------------------------------
                                        Frank C. Lanza
                                        Chairman and Chief Executive Officer

                       L-3 COMMUNICATIONS HOLDINGS, INC.

[GRAPHIC OMITTED]




                       NOTICE OF 2000 ANNUAL MEETING OF
                       STOCKHOLDERS AND PROXY STATEMENT


     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of L-3 Communications Holdings, Inc. (the "Company") will be held at the Rihga Royal Hotel, 151 West 54th Street, New York, NY, on Tuesday, the 25th day of April, 2000, at 2:30 p.m., eastern standard time, for the following purposes:


     1.   Election of two Class III Directors whose terms expire in 2003;

     2. Ratification of the appointment of the Company's independent auditors for 2000; and

     3. Transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof.



                                        By Order of the Board of Directors,


                                        /s/ Christopher C. Cambria
                                        ---------------------------------
                                        Christopher C. Cambria
                                        Vice President, Secretary and
                                        General Counsel


April 6, 2000


                                   IMPORTANT


 WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE OVER THE TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                               ----------------
                                PROXY STATEMENT

     This Proxy Statement is furnished to the holders of the Common Stock, par value $0.01 per share ("Common Stock"), of L-3 Communications Holdings, Inc. (the "Company") in connection with the solicitation of proxies for use at the 2000 Annual Meeting of Stockholders to be held at the Rihga Royal Hotel, 151 West 54th Street, New York, NY at 2:30 p.m., eastern standard time, on Tuesday, April 25, 2000 (the "Annual Meeting").


                                  RECORD DATE

     The Board of Directors has fixed the close of business on Wednesday, March 15, 2000 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record at the Record Date (the "Stockholders") are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof, in person or by proxy. At the Record Date, there were 32,884,786 shares of Common Stock outstanding. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders are intended to be mailed on or about April 10, 2000 to each Stockholder entitled to vote at the Annual Meeting.


                                    PROXIES

     The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting and any adjournments thereof, and the expenses of solicitation of proxies will be borne by the Company. The solicitation will be made primarily by mail, but officers and regular employees of the Company may also solicit proxies by telephone, telegraph, facsimile or in person. The Company also has retained Corporate Investor Communications, Inc. to assist in soliciting proxies. Each holder of Common Stock is entitled to one vote for each share of such stock held. The holders in person or by proxy of a majority of the Common Stock entitled to be voted at the Annual Meeting shall constitute a quorum.

     Each Stockholder may appoint a person (who need not be a shareholder) other than the persons named in the enclosed proxy to represent him or her at the meeting by completing another proper proxy. In either case, such completed proxy should be returned in the enclosed envelope provided for that purpose for delivery before the meeting or should be delivered to the Secretary of the Company at 600 Third Avenue, New York, New York 10016, not later than 5 p.m. on Monday, April 24, 2000.

     Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same upon receipt by the Company, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the same, of written notice thereof, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. WHERE A CHOICE HAS NOT BEEN SPECIFIED ON THE PROXY CARD, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF YOUR BOARD OF DIRECTORS.

     Assuming a quorum is present, a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors and for approval of all other items submitted to Stockholders for their consideration. Abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes") will be counted for purposes of determining a quorum, but will not be counted as either voting for or against any proposal.

                        VOTING BY TELEPHONE OR INTERNET


     Instead of submitting your vote by mail on the enclosed proxy card, you can vote by telephone or over the Internet. The telephone and Internet voting procedures, which comply with Delaware law, are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.


     Voting your proxy by mail, telephone or the Internet will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must obtain a proxy from the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the Annual Meeting.


     Stockholders with shares registered directly in their name in the Company's stock records maintained by our transfer agent, First Chicago Trust Company of New York, may vote their shares (1) by making a toll-free telephone call from the U.S. and Canada to First Chicago at 1-877-PRX-VOTE (1-877-779-
8683), (2) by submitting their proxy over the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/lll, or (3) by mailing their signed proxy card. Specific instructions to be followed by registered stockholders are set forth on the enclosed proxy card. Proxies submitted by telephone or over the Internet as described above must be received by 5:00 p.m. on April 24, 2000.


REVOCATION OF PROXIES SUBMITTED BY TELEPHONE OR INTERNET


     To revoke a proxy previously submitted by telephone or over the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked, or by attending the meeting and voting in person.


                       PROPOSAL 1. ELECTION OF DIRECTORS


     The Amended and Restated Certificate of Incorporation and the Bylaws of the Company provide for a Board of Directors whose number shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. The number of directors of the Company was recently reduced to ten. The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors divided into three classes as follows: Frank C. Lanza, Robert V. LaPenta, Robert B. Millard and John M. Shalikashvili constitute a class with a term that expires at the Annual Meeting in 2002 (the "Class I Directors"); David J. Brand, Thomas A. Corcoran, John E. Montague and Alan H. Washkowitz constitute a class with a term that expires at the Annual Meeting in 2001 (the "Class II Directors"); and Alberto M. Finali constitutes the remaining member of a class with a term that expires at the upcoming Annual Meeting (the "Class III Directors"). Frank H. Menaker, Jr. and Eliot M. Fried have resigned as directors of the Company and will not stand for reelection. The Board of Directors has reduced the number of Class III Directors to two and has nominated Arthur L. Simon to fill the remaining vacancy. Accordingly, action will be taken at the Annual Meeting for the election of both Class III Director nominees, Mr. Finali and Mr. Simon, for a three year term expiring in 2003.


     It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Alberto M. Finali and Arthur L. Simon, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election for any presently unforeseen reason, the person named in the proxy will have the right to use his discretion to vote for a substitute.


     The following information details offices held, other business directorships, the classes and terms of the nominees and each director whose term of office will continue after the 2000 Annual Meeting. Beneficial ownership of equity securities of the nominees is shown under the caption "Security Ownership of Management" on page 11.

            NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2000


                CLASS III -- NOMINEES FOR TERM EXPIRING IN 2003






NAME                   AGE                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------   -----   -------------------------------------------------------------------
Alberto M. Finali      45     Director since April 1997. Mr. Finali is a Managing Director of
                              Lehman Brothers Holdings Inc. ("Lehman Brothers") and principal of the Merchant Banking Group, based in New York. Prior to joining the Merchant Banking Group, Mr. Finali spent four years in Lehman Brothers' London office as a senior member of the
                              Mergers & Acquisitions Group. Mr. Finali joined Lehman Brothers in 1987 as a member of the M&A Group in New York and became a Managing Director in 1997. Prior to joining Lehman Brothers,
                              Mr. Finali worked in the Pipelines and Production Technology
                              Group of Bechtel, Inc. in San Francisco.

Arthur L. Simon        68     Mr. Simon is an independent consultant. Before his retirement, Mr.
                              Simon was a partner at Cooper & Lybrand L.L.P., Certified Public
                              Accountants, from 1968 to 1994. He is a Director of Loral Space &
                              Communications, Inc.

     The nominees for election to the Board of Directors is hereby proposed for approval by the Stockholders. The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be necessary to approve each nominee.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

     DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2000 ANNUAL MEETING AND WHO ARE NOT SUBJECT TO ELECTION THIS YEAR.


                CLASS I -- DIRECTORS WHOSE TERM EXPIRES IN 2002


NAME                   AGE                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------   -----   ---------------------------------------------------------------------
Frank C. Lanza        68      Chairman and Chief Executive Officer and Director of the
                              Company since April 1997. From April 1996, when Loral
                              Corporation ("Loral") was acquired by Lockheed Martin
                              Corporation ("Lockheed Martin"), until April 1997, Mr. Lanza was Executive Vice President of Lockheed Martin, a member of
                              Lockheed Martin's Executive Council and Board of Directors and
                              President and Chief Operating Officer of Lockheed Martin's
                              command, control, communications and intelligence ("C3I") and
                              Systems Integration Sector, which comprised many of the businesses
                              Lockheed Martin acquired from Loral. Prior to the April 1996 acquisition of Loral, Mr. Lanza was President and Chief Operating
                              Officer of Loral, a position he held since 1981. He joined Loral in
                              1972 as President of its largest division, Electronic Systems. His earlier experience was with Dalmo Victor and Philco Western
                              Development Laboratory.

Robert V. LaPenta     54      President and Chief Financial Officer and Director the Company
                              since April 1997. From April 1996, when Loral was acquired by
                              Lockheed Martin, until April 1997, Mr. LaPenta was a Vice
                              President of Lockheed Martin and was Vice President and Chief
                              Financial Officer of Lockheed Martin's C3I and Systems Integration
                              Sector. Prior to the April 1996 acquisition of Loral, he was Loral's
                              Senior Vice President and Controller, a position he held since
                              1981. He joined Loral in 1972 and was named Vice President and
                              Controller of its largest division in 1974. He became Corporate
                              Controller in 1978 and was named Vice President in 1979. Mr.
                              LaPenta is on the Board of Trustees of Iona College and The
                              American College of Greece.

Robert B. Millard     49      Director since April 1997. Chairman of the Compensation
                              Committee. Mr. Millard is a Managing Director of Lehman
                              Brothers, head of Lehman Brothers' Principal Trading &
                              Investments Group and principal of the Merchant Banking Group.
                              Mr. Millard joined Kuhn Loeb & Co. in 1976 and became a
                              Managing Director of Lehman Brothers in 1983. Mr. Millard is
                              currently a director of GulfMark Offshore, Inc. and Weatherford
                              International, Inc.

NAME                       AGE                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------   -----   ----------------------------------------------------------------------
John M. Shalikashvili     63      Director since August 1998. Chairman of the Audit Committee.
                                  General Shalikashvili (U.S. Army-ret.) is an independent consultant and a Visiting Professor at Stanford University. General
                                  Shalikashvili was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and National Security Council by serving as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as
                                  Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO's tenth
                                  Supreme Allied Commander, Europe (SACEUR). He has also
                                  served in a variety of command and staff positions in the continental
                                  United States, Alaska, Belgium, Germany, Italy, Korea, Turkey
                                  and Vietnam. General Shalikashvili is currently a director of
                                  United Defense Industries Inc., Plug Power, Inc. and Frank Russell
                                  Trust Company.

                              CLASS II -- DIRECTORS WHOSE TERM EXPIRES IN 2001

David J. Brand            38      Director since April 1997. Member of the Audit Committee. Mr.
                                  Brand is a Managing Director of Lehman Brothers and a principal in the Global Mergers & Acquisitions Group, leading Lehman
                                  Brothers' Technology Mergers and Acquisitions business. Mr.
                                  Brand joined Lehman Brothers in 1987 and has been responsible for merger and corporate finance advisory services for many of
                                  Lehman Brothers' technology and defense industry clients. Mr.
                                  Brand is currently a director of K&F Industries, Inc.

Thomas A. Corcoran        55      Director since July 1997. Member of Audit Committee. Mr.
                                  Corcoran has been the President and Chief Executive Officer of
                                  Allegheney Teledyne Incorporated ("ATI") since October 1999.
                                  Mr. Corcoran had been the President and Chief Operating Officer of the Space & Strategic Missiles Sector of Lockheed Martin from
                                  October 1998 to September 1999. From March 1995 to September
                                  1998, he was the President and Chief Operating Officer of Lockheed
                                  Martin's Electronic System Sector. From 1993 to 1995, Mr. Corcoran
                                  was President of the Electronics Group of Martin Marietta
                                  Corporation. Prior to that he worked for General Electric Company for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace. Mr. Corcoran is a Director of ATI and Chairman of the Board of Teledyne Technologies Incorporated.
                                  Mr. Corcoran is also a member of the Board of Trustees of Stevens
                                  Institute of Technology and a Director of Lincoln Electric Holdings,
                                  Inc. and REMEC, Inc.

NAME                    AGE                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------   -----   ---------------------------------------------------------------------
John E. Montague       46      Director since April 1997. Member of Compensation Committee.
                               Mr. Montague has been Vice President and Chief Financial Officer of Lockheed Martin Global Telecommunications, Inc., a wholly owned subsidiary of Lockheed Martin, since September 1998. He served as Vice President, Financial Strategies at Lockheed Martin
                               responsible for mergers, acquisitions and divestiture activities and shareholder value strategies from March 1995 until August 1998.
                               Previously, he was Vice President, Corporate Development and
                               Investor Relations at Martin Marietta Corporation from 1991 to
                               1995. From 1988 to 1991, he was Director of Corporate
                               Development at Martin Marietta Corporation, which he joined in
                               1977 as a member of the engineering staff. Mr. Montague is a director of Rational Software Corporation.

Alan H. Washkowitz     59      Director since April 1997. Member of Compensation Committee.
                               Mr. Washkowitz is a Managing Director of Lehman Brothers and
                               head of the Merchant Banking Group, and is responsible for the oversight of Lehman Brothers Merchant Banking Portfolio
                               Partnership L.P. Mr. Washkowitz joined Lehman Brothers in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr.
                               Washkowitz is currently a director of K&F Industries, Inc., McBride plc. and Peabody Coal Co.

          THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and two standing committees: the Audit and Compensation Committees. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee. Each executive officer serves at the discretion of the Board of Directors. During the fiscal year ended December 31, 1999, the Board of Directors held four regularly scheduled meetings and two special meetings. All of the Company's directors attended at least 75% of the combined number of Board of Directors meetings and committee meetings during the past fiscal year.

     The Audit Committee currently consists of Messrs. Brand, Corcoran and Shalikashvili (Chairman). This committee, which met twice during 1999, is responsible generally for recommending to the Board of Directors the independent accountants to be nominated to audit the financial statements of the Company; approving the compensation of the independent accountants; meeting with the Company's independent accountants to review the proposed scope of the annual audit of the Company's financial statements; reviewing the findings of the independent accountants with resect to the annual audit; and supervising the implementation of the Company's management integrity policies and reporting annually to the Board of Directors with respect thereto.

     The Compensation Committee consists of Messrs. Millard (Chairman), Montague and Washkowitz. This Committee, which acted by written consent four times during 1999, is responsible for administering the Company's 1997 Stock Option Plan for Key Employees of Holdings (the "1997 Plan") and the Company's 1999 Long Term Performances Plan (the "1999 Plan") and has limited authority to adopt amendments to those plans. This Committee is also responsible for recommending to the Board of Directors the salaries to be paid to the Chief Executive Officer and the President of the Company, and reviewing and approving the Chief Executive Officer's and the President's other annual cash compensation and long-term incentives and the total compensation to be paid to certain other officers of the Company.

COMPENSATION OF DIRECTORS


     The directors who are employees of the Company or its affiliates do not receive compensation for their services as directors. The non-affiliated directors receive annual compensation of $30,000 for service on the Board of Directors, of which $25,000 is paid in cash, and $5,000 is paid in shares of Common Stock. In addition, non-affiliated directors receive an annual stock option grant of 1,500 shares of Common Stock, which will vest in three equal annual installments. The non-affiliated directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, the non-affiliated directors will be compensated $1,000 per meeting attended, including committee meetings, up to a maximum of $2,000 per day.


     Non-affiliated directors may defer up to 100 percent of the cash portion of the fees (including meeting fees) otherwise payable to the director. Subject to certain limitations, a participating director's deferred fees will be distributed in a lump sum on, or distribution in annual installments commencing on, the 30th day following the date he or she ceases to be a director. Deferral elections are irrevocable during any calendar year and must be made before the beginning the calendar year in which fees are earned. Earnings are accrued on deferred amounts. Depending on a director's investment election, deferred amounts earn interest at a rate based on the 90-day U.S. Government Treasury Bill or the performance of the Common Stock.

                       EXECUTIVE OFFICERS OF THE COMPANY


     Set forth below is certain information regarding each of the current executive officers of the Company, other than Messrs. Lanza and LaPenta who are presented under "Directors Whose Terms Continue Beyond the 2000 Annual Meeting and Who Are Not Subject to Election This Year -- Class I -- Directors Whose Term Expires in 2002".



NAME                        AGE                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------   -----   --------------------------------------------------------------------
Michael T. Strianese       44      Vice President -- Finance and Controller. Mr. Strianese joined the
                                   Company in April 1997. From April 1996, when Loral was
                                   acquired by Lockheed Martin, until April 1997, Mr. Strianese was
                                   Vice President and Controller of Lockheed Martin's C3I and
                                   Systems Integration Sector. From 1991 to the April 1996 acquisition of Loral, he was Director of Special Projects at Loral. Prior to
                                   joining Loral, he spent 11 years with Ernst & Young. Mr. Strianese is a Certified Public Accountant.

Christopher C. Cambria     41      Vice President -- Secretary and General Counsel. Mr. Cambria
                                   joined the Company in June 1997. From 1994 until joining the
                                   Company, Mr. Cambria was an associate with Fried, Frank, Harris,
                                   Shriver & Jacobson. From 1986 until 1993, he was an associate with Cravath, Swaine & Moore.

Robert F. Mehmel           37      Vice President -- Planning and Assistant Secretary. Mr. Mehmel
                                   joined the Company in April 1997. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Mehmel was the Director of Financial Planning and Capital Review for
                                   Lockheed Martin's C3I and Systems Integration Sector. From 1984
                                   to 1996, Mr. Mehmel held several accounting and financial analysis positions at Loral Electronic Systems and Loral. At the time of
                                   Lockheed Martin's acquisition of Loral, he was Corporate Manager of Business Analysis.

Lawrence W. O'Brien        50      Vice President -- Treasurer. Mr. O'Brien joined the Company in
                                   June 1997. Prior to joining the Company, he was the Vice President and Treasurer of Pechiney Corporation, the North American arm
                                   of the Pechiney Group of France, where he held a number of financial positions since 1981.

Joseph S. Paresi           44      Vice President -- Product Development. Mr. Paresi joined the
                                   Company in April 1997. From April 1996 until April 1997, Mr.
                                   Paresi was Corporate Director of Technology for Lockheed Martin's
                                   C3I and System Integration Sector. Prior to the April 1996
                                   acquisition of Loral, Mr. Paresi was Corporate Director of
                                   Technology for Loral, a position he held since 1993. From 1978 to
                                   1993, Mr. Paresi was a Systems Engineer, Director of Marketing
                                   and Director of International Programs at Loral Electronic Systems.

NAME                      AGE                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------------   -----   ----------------------------------------------------------------------
Lawrence H. Schwartz     62      Vice President -- Business Development. Mr. Schwartz joined the
                                 Company in May 1997. From April 1996 until May 1997, Mr.
                                 Schwartz was Vice President of Technology for the C3I and System
                                 Integration Sector of Lockheed Martin. Prior to the April 1996
                                 acquisition of Loral, he was Corporate Vice President of
                                 Technology for Loral, a position he held since 1987. Between 1976 and 1987, Mr. Schwartz was Vice President of Engineering, Senior
                                 Vice President of Business Development, Senior Vice President of
                                 the Rapport Program and Senior Vice President of Development
                                 Programs at Loral Electronic Systems.

Jimmie V. Adams          63      Vice President -- Washington, D.C. Operations. General Jimmie
                                 V. Adams (U.S.A.F.-ret.) joined the Company in April 1997. From
                                 April 1996 until April 1997, he was Vice President of Lockheed
                                 Martin's Washington Operations for the C3I and Systems
                                 Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position at Loral since 1993. Before joining
                                 Loral in 1993, he was Commander in Chief, Pacific Air Forces,
                                 Hickam Air Force Base, Hawaii, capping a 35-year career with the
                                 U.S. Air Force. He was also Deputy Chief of Staff for plans and operation for U.S. Air Force headquarters and Vice Commander of Headquarters Tactical Air Command and Vice Commander in
                                 Chief of the U.S. Air Forces Atlantic at Langley Air Force Base.
                                 He is a command pilot with more than 141 combat missions.

Robert RisCassi          63      Vice President -- Washington, D.C. Operations. General Robert
                                 W. RisCassi (U.S. Army-ret.) joined the Company in April 1997.
                                 From April 1996 until April 1997, he was Vice President of Land
                                 Systems for Lockheed Martin's C3I and Systems Integration
                                 Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as U.S. Army Commander in Chief, United Nations
                                 Command/Korea. His 35-year military career included posts as
                                 Army Vice Chief of Staff; Director, Joint Staff, Joint Chiefs of
                                 Staff; Deputy Chief of Staff for Operations and Plans; and
                                 Commander of the Combined Arms Center.

Charles J. Schafer       52      Vice President -- Business Operations and President of the
                                 Products Group. Mr. Schafer joined the Company in August 1998 as Vice President -- Business Operations and was appointed
                                 President of the Products Group in September 1999. Prior to
                                 August 1998, he was President of Lockheed Martin's Tactical
                                 Defense Systems Division, a position he also held at Loral since
                                 September 1994. Prior to the April 1996 acquisition of Loral, Mr.
                                 Schafer held various executive positions with Loral, which he joined in 1984.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of March 28, 2000, there were 32,900,408 shares of Common Stock outstanding. The Company knows of no person who, as of March 28, 2000, beneficially owned more than five percent of the Common Stock, except as set forth below.



                                                 AMOUNT AND NATURE        PERCENT OF
NAME OF BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP       CLASS
------------------------------------------   -------------------------   -----------
Lehman Brothers Capital Partners III, L.P.
 and affiliates (1)
 c/o Lehman Brothers Holdings Inc.
 Three World Financial Center
 New York, New York 10285 ................           5,501,027               16.7%

David L. Cohen (2)
Harold J. Levy (2)
Iridian Asset Manager LLC
 and affiliates(2)
 c/o Iridian Asset Mangement LLC
 276 Post Road West
 Westport, CT 06880-4704 .................           3,672,700               11.2%

Frank C. Lanza (3)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016 ................           2,386,286(4)(5)          7.3%

Robert V. LaPenta (3)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016 ................           2,386,448(5)             7.3%

Citigroup Inc.
 153 East 53rd Street
 New York, NY 10043 ......................           1,668,743                5.1%

----------
(1) David J. Brand, Alberto M. Finali, Robert B. Millard and Alan H. Washkowitz, each of whom is director of the Company, are each Managing Directors of Lehman Brothers. As limited partners of Lehman Brothers Capital Partners III, L.P. or other affiliated partnerships sponsored by Lehman Brothers ("the Lehman Partnership"), all such individuals may be deemed to have shared beneficial ownership of shares of the Common Stock held by the Lehman Partnership. Such individuals disclaim any such beneficial ownership.

(2) Based on a Schedule 13G dated February 8, 2000, in which Messrs. Cohen and Levy reported that they had shared voting and dispositive power over 3,672,700 shares of Common Stock, including 3,409,800 shares of Common Stock over which Iridian Asset Management LLC ("Iridian") had shared voting and dispositive power. According to the Schedule 13G, Iridian has direct beneficial ownership of the 3,340,800 shares of Common Stock that it manages and has voting and dispositive power over the 69,000 shares owned by its affiliates. According to the Schedule 13G, Messrs. Cohen and Levy each own 50% of the common stock of, and serve as a director of the entity indirectly controlling Iridian, and serve as a principal of and portfolio manager for Iridian, and therefore, may be deemed to have shared voting and dispositive power over the shares of Common Stock beneficially owned by Iridian and its affiliates; and, they perform investment advisory services for First Eagle Trust, an opened-end non-diversified mutual fund and have the power to vote or dispose of the 262,900 shares of Common Stock owned by First Eagle Trust.

(3) Excluding the number of shares exercisable within 60 days after March 28, 2000 under employee stock options, Mr. Lanza and Mr. LaPenta each hold options to purchase an additional 228,571 shares of the Common Stock.

(4) Includes 75,000 shares held by Mr. Lanza's sons, Anthony Lanza, James Lanza and Louis Lanza, as to which Mr. Lanza disclaims beneficial ownership.

(5) The shares of Common Stock beneficially owned include 685,715 shares exercisable within 60 days after March 28, 2000 under employee stock options for each of Mr. Lanza and Mr. LaPenta and 162 shares allocated to the account of Mr. LaPenta under the Company's savings plans.

(6) Based on Schedule 13G dated February 14, 2000, in which Citigroup Inc. reported that it had shared voting and dispositive power over 1,668,743 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by the executive officers of the Company named in the Summary Compensation Table below, the Company's directors, and by all current executive officers and directors of the Company as a group. Except as otherwise indicated, all information is as of March 28, 2000.



                                                  SHARES OF COMMON           PERCENTAGE OF
                                                 STOCK BENEFICIALLY         SHARES OF COMMON
                                                      OWNED(1)            STOCK OUTSTANDING(3)
                                              ------------------------   ---------------------
Frank C. Lanza ............................          2,386,286(2)                 7.3%
Robert V. LaPenta .........................          2,386,448                    7.3%
Michael T. Strianese ......................             44,807                     --
Christopher C. Cambria ....................             32,318                     --
Lawrence H. Schwartz ......................             27,233                     --
David J. Brand ............................             49,479(4)                  --
Thomas A. Corcoran ........................                500(5)                  --
Alberto M. Finali .........................             30,938(4)                  --
Robert B. Millard .........................             52,639(4)                  --
John E. Montague ..........................                500(5)                  --
John M. Shalikashvili .....................                618(5)                  --
Alan M. Washkowitz ........................            102,132(4)(6)               --
Directors and Executive
 Officers as a Group (18 persons) .........          5,231,964(7)                15.9%

----------
(1) The shares of Common Stock beneficially owned include the number of shares (i) exercisable within 60 days after March 28, 2000 under employee stock options and (ii) allocated to the accounts of executive officers under the Company's savings plans. Of the number of shares shown above,
      (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Lanza, 685,715 shares; Mr. LaPenta, 685,715 shares; Mr. Strianese, 28,667 shares; Mr. Cambria, 18,167 shares; and Mr. Schwartz, 14,733 shares, and (ii) the following represent shares allocated under the Company's saving plans to the accounts of: Mr. LaPenta, 162 shares; Mr. Strianese, 140 shares; and Mr. Cambria, 151 shares.

(2) The number of shares shown above include shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Mr. Lanza's holdings of the Common Stock includes 75,000 shares held by Mr. Lanza's sons, Anthony Lanza, James Lanza and Louis Lanza, as to which Mr. Lanza disclaims beneficial ownership.

(3) Share ownership does not exceed one percent of the class unless otherwise indicated.

(4) David J. Brand, Alberto M. Finali, Robert B. Millard and Alan H.Washkowitz, each of whom is director of the Company, are each Managing Directors of Lehman Brothers. As limited partners of the Lehman Partnership, all such individuals may be deemed to share beneficial ownership of 5,501,027 shares of common stock of the Company held by the Lehman Partnership. Such individuals disclaim any such beneficial ownership.

(5) Includes 500 shares exercisable under director stock options within 60 days after March 28, 2000.

(6) Includes 41,748 shares in trust, for the benefit of Mr. Washkowitz's children, for which Mr. Washkowitz and his wife are co-trustees and as to which Mr. Washkowitz disclaims beneficial ownership.

(7) Includes 1,509,047 shares exercisable under employee stock options within 60 days after March 28, 2000, and 3,819 shares allocated to the accounts of executive officers under the Company's savings plans.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS


SUMMARY COMPENSATION TABLE


     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 1999 (collectively, the "Named Executive Officers") for services rendered to the Company during each of the last three years.




                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                           -------------
                                                                             SECURITIES
                                                ANNUAL COMPENSATION          UNDERLYING
                                           -----------------------------       STOCK             ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY ($)(1)     BONUS ($)     OPTIONS (#)     COMPENSATION ($)(2)
-------------------------------   ------   ---------------   -----------   -------------   --------------------
Frank C. Lanza                    1999         $750,000       $200,000              --            $ 9,536
 (Chairman and Chief Executive    1998          750,000             --              --             11,341
 Officer) .....................   1997          542,654             --       1,142,857                 --

Robert V. LaPenta                 1999          500,000        200,000              --             27,900
 (President and Chief Financial   1998          500,000             --              --             27,591
 Officer) .....................   1997          356,538             --       1,142,857                 --

Lawrence H. Schwartz              1999          229,000         85,000          23,500             21,352
 (Vice President, Business        1998          229,000         85,000              --             22,090
 Development) .................   1997          145,327         80,000          17,000                 --

Christopher C. Cambria            1999          207,000        190,000          47,500              7,317
 (Vice President, Secretary       1998          190,000        140,000              --              7,351
 and General Counsel) .........   1997           97,596         75,000          20,000                 --

Michael T. Strianese              1999          180,000        175,000          47,500             69,969
 (Vice President, Finance and     1998          165,000        140,000              --             69,993
 Controller) ..................   1997          107,386         95,000          35,000              1,956

----------
(1) 1997 only included the pay periods ending during the nine months ended December 31, 1997.

(2) Amounts for 1999 include (a) Company matching contributions of $3,200 under the Company's savings plan for Messrs. LaPenta, Cambria and Strianese; (b) the value of supplemental life insurance programs in the amounts of $9,536 for Mr. Lanza, $24,700 for Mr. LaPenta, $21,352 for Mr. Schwartz, $4,117 for Mr. Cambria and $6,769 for Mr. Strianese; and (c) a special bonus of $60,000 for Mr. Strianese related to the Company's formation, which amount is also payable to Mr. Strianese in 2000.

OPTION GRANTS


     The following table sets forth information concerning individual grants of options to purchase Common Stock made during the year ended December 31, 1999 to each of the Named Executive Officers.


                       OPTION GRANTS IN LAST FISCAL YEAR




                                                                    INDIVIDUAL GRANTS
                                        -------------------------------------------------------------------------
                                          NUMBER OF       PERCENT OF
                                          SECURITIES     TOTAL OPTIONS
                                          UNDERLYING      GRANTED TO       EXERCISE
                                           OPTIONS       EMPLOYEES IN       PRICE       EXPIRATION     GRANT-DATE
NAME AND PRINCIPAL POSITION              GRANTED (#)      FISCAL YEAR       ($/SH)         DATE         VALUE(1)
-------------------------------------   -------------   --------------   -----------   ------------   -----------
Frank C. Lanza (Chairman and Chief
 Executive Officer) .................           --              --              --             --            --
Robert V. LaPenta (President and
 Chief Financial Officer) ...........           --              --              --             --            --
Lawrence H. Schwartz (Vice
 President) .........................        8,500            0.84%       $  40.50     01/19/2009      $122,940
                                            15,000            1.49           37.50     10/25/2009       227,967
Christopher C. Cambria (Vice
 President, Secretary and General
 Counsel) ...........................       12,500            1.24           40.50     01/19/2009       180,795
                                            35,000            3.47           37.50     10/25/2009       531,903
Michael T. Strianese (Vice President,
 Finance and Controller) ............       12,500            1.24           40.50     01/19/2009       180,795
                                            35,000            3.47           37.50     10/25/2009       531,903

----------
(1) In accordance with Securities and Exchange Commission ("SEC") rules, the Black-Scholes option pricing model was used to estimate the grant date present value of options set forth in this table based on the following assumptions: an average discount rate of 4.6%; a volatility rate of 31.0%; a dividend yield of 0%; and, a weighted average expected option life of 5.0 years. The approach used in developing the assumptions upon which the Black-Scholes valuations were performed is consistent with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The Company's use of this valuation model should not be construed as an endorsement of its accuracy for valuing options. All stock option valuation models, including the Black-Scholes model, require an assumption about the future movement of the price of the stock underlying the option. The real value of the options in this table depends upon the actual changes in the market price of the Common Stock during the applicable period.

OPTION EXERCISES AND FISCAL YEAR-END VALUES


     The following table provides information as to options to purchase Common Stock exercised during 1999 by the Named Executive Officers; the total number of exercisable and non-exercisable options to purchase the Common Stock (including options granted in 1999 and prior years) owned by the Named Executive Officers at December 31, 1999; and, aggregate dollar value of such options that were in-the-money at December 31, 1999.




                                                                                                    VALUE OF
                                                                   NUMBER OF                       UNEXERCISED
                                                             SECURITIES UNDERLYING                IN-THE-MONEY
                                    SHARES                    UNEXERCISED OPTIONS                  OPTIONS AT
                                   ACQUIRED     VALUE        AT FISCAL YEAR-END (#)          FISCAL YEAR-END ($)(1)
                                      ON       REALIZED -------------------------------- -------------------------------
NAME AND PRINCIPAL POSITION      EXERCISE(#)     ($)     EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
------------------------------- ------------- --------- ------------- ------------------ ------------- -----------------
Frank C. Lanza
 (Chairman and Chief Executive
 Officer) .....................       --         --         228,571         685,715        $ 8,035,413     $24,106,311
Robert V. LaPenta
 (President and Chief Financial
 Officer) .....................       --         --         228,571         685,715          8,035,413      24,106,311
Lawrence H. Schwartz
 (Vice President, Business
 Development) .................       --         --          11,900          28,600            418,345         250,728
Christopher C. Cambria
 (Vice President, Secretary and
 General Counsel) .............       --         --          14,000          53,500            492,170         369,368
Michael T. Strianese
 (Vice President, Finance and
 Controller) ..................       --         --          19,500          63,000            654,463         579,100

----------
(1) In accordance with SEC rules, the values of the in-the-money options were calculated by subtracting the exercise prices of the options from the December 31, 1999 closing stock price of the Common Stock of $41.625.

(2) These options are unexercisable because they have not yet vested under their terms.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for reviewing the design of, and pay levels generated by, the Company's compensation and benefit programs for the executive officers of the Company. The Committee is also responsible for administering the Company's stock option program.

     The Committee is committed to ensuring an executive compensation program that supports the Company's mission -- to maximize stockholder value. Thus, the executive compensation is structured around the following tenets:

     o Total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent on the achievement of Company and individual performance goals.

     o Management should be focused on the long-term interests of stockholders. Thus, a significant portion of the compensation opportunity should be long-term, at-risk pay in the form of stock options.

     o The Company must maintain its ability to attract, retain, and encourage the development of qualified, capable executives. Total compensation opportunities will mirror those offered by comparably sized organizations within the secure, space, satellite, and military communications industries -- for those positions where the labor market is not limited to these industries, the Company will reference broader general industry information for similarly sized organizations.

     The comparative group used for compensation purposes will generally be broader than the group that comprises the published industry index in the Performance Graph included in this proxy statement. The Compensation Committee believes that the Company's competition for executive talent is not limited to the companies included in the published industry index established for comparing stockholder returns.

     The key elements of the Company's executive compensation program are base salary, annual incentives, and long-term compensation. These key elements are addressed separately below.


BASE SALARIES

     The Committee will regularly review the base salary for the Chief Executive Officer and the President. The Company has established internal relationships of other senior executive positions to those of the Chief Executive Officer and the President, and base salaries for these other positions flow from those relationships. Base salaries will be targeted at the median of market levels with adjustments above or below market to recognize varying levels of responsibility, prior experience, breadth of knowledge, as well as external pay practices.

     Increases to base salaries will be driven primarily by individual performance. Individual performance will be evaluated based on sustained levels of individual contribution to the Company.

     As reflected in the Summary Compensation Table, Mr. Lanza's base salary was $750,000 in 1999 and 1998 as provided for in his employment agreement. In determining future increases to Mr. Lanza's base salary, the Committee will consider his individual performance as measured by short-term achievements as well as his contributions to long-term organizational success. The Committee will also compare Mr. Lanza's base salary to base salaries of chief executive officers among comparable companies.


ANNUAL INCENTIVES

     The Annual Incentive Plan is structured to provide a variable pay opportunity based on performance. For the Named Executive Officers, target payouts are 40% of base pay. Actual bonuses are based on an assessment of the participant's contributions toward organizational success.

     Messrs. Lanza and LaPenta each received a bonus of $200,000 in 1999 to recognize their contributions to the superior performance of the Company. Messrs. Lanza and LaPenta were not eligible for a bonus in 1998 and 1997. In lieu of a bonus for those years, on April 30, 1997 at the time Messrs. Lanza and LaPenta entered into their respective employment agreements they were each granted a stock option on 1,142,857 shares of Common Stock, 50% of which vested over time and 50% of which the vesting date was determined based on the Company's achievement of certain annual or cumulative performance targets. On April 5, 1999, in recognition of their superior performance, the Compensation Committee amended the option grants to Messrs. Lanza and LaPenta to eliminate the performance targets and to provide that the unvested portion of the performance options will vest and become exercisable as of April 30, 2000, if employment continues through and including such date. In determining to amend the option grants, the Compensation Committee also took into account the fact that the existing performance targets were no longer applicable as a result of the acquisitions completed by the Company in 1998 and of the Company's ongoing acquisition activities. See "Employment Agreements."


LONG-TERM INCENTIVES


     Long-term incentives are provided pursuant to the 1997 Plan and the 1999 Plan.


     Stock options will be granted at a price not less than the fair market value of the Common Stock on the date of grant. The ultimate value of an option grant to the recipient depends on the stockholder value created between the date of grant and the date of exercise. Option award size will be based primarily on competitive practice but may also be adjusted to reflect factors such as individual and Company performance.


POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT


     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the Named Executive Officers to $1 million, unless certain requirements are met. The Compensation Committee will consider the impact of this provision when making compensation decisions. However, the Committee will weigh all pertinent factors to determine appropriate plan design and incentive awards.



                                        Members of the Compensation Committee:


                                        Robert B. Millard (Chairman)
                                        John E. Montague
                                        Alan H. Washkowitz

                            STOCK PERFORMANCE GRAPH


     The graph below compares the cumulative total return of the Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Index and a Peer Group index, for the period from May 19, 1998 (the first trading date following the Company's initial public offering (the "IPO")) to December 31, 1999. These figures assume that all dividends paid over the performance period were reinvested, and that the starting value of each index and the investment in the Common Stock was $100 on May 19, 1998. The starting point for the measurement of the Common Stock cumulative total return was the IPO price of $22.00 per share. The Peer Group index is composed of Alliant Techsystems Inc., General Dynamics Corporation, Litton Industries, Inc. and Northrup Grumman Corporation. The graph is not, and is not intended to be, indicative of future performance of the Common Stock.


                       L-3 COMMUNICATIONS HOLDINGS, INC.
                    CUMULATIVE TOTAL SHAREHOLDER RETURN FOR
                PERIOD OF MAY 19, 1998 THROUGH DECEMBER 31, 1999



[GRAPHIC OMITTED]


                     BASE PERIOD         DECEMBER 31,          JUNE 30,     DECEMBER 31,
                     MAY 19, 1998          1998                  1999          1999
                     ------------        -------------         ---------    ------------
L-3 Communications         100             211.65             219.60         189.20

S&P 500 Index              100             111.75             125.59         135.27

Peer Group                 100              99.73             107.40          83.05




                  (as prepared by Standard & Poor's Compustat)

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 1999 fiscal year, Messrs. Millard, Montague and Washkowitz served as members of the Compensation Committee. None of these individuals has served at any time as an officer or employee of the Company or any subsidiary of the Company. Messrs. Millard and Washkowitz are affiliated with the Lehman Partnership which in aggregate holds 16.7% of the Common Stock outstanding as of the date of this Proxy Statement. Pursuant to a stockholders agreement among the Company, the Lehman Partnership, Lockheed Martin and Messrs. Lanza and LaPenta (the "Stockholders Agreement"), the Lehman Partnership has the right, from time to time subject to certain conditions, to require the Company to register under the Securities Act of 1933, as amended, shares of the Common Stock held by it. The Lehman Partnership has the right to request up to four demand registrations and also has piggyback registration rights. The Company has agreed in the Stockholders Agreement to pay expenses in connection with, among other things, (i) up to three demand registrations requested by the Lehman Partnership and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement. In February 1999, the Lehman Partnership sold 2 million shares of Common Stock through the exercise of its piggyback registration right in a public offering of Common Stock by the Company. In December 1999, the Lehman Partnership distributed approximately 3.8 million shares of its Common Stock to its partners. The Stockholders Agreement also provides that Lehman Brothers has the exclusive right to provide investment banking services to the Company for the five-year period through April 30, 2002 (except that the exclusivity period is through April 30, 2000 as to cash acquisitions undertaken by the Company or L-3 Communications Corporation) so long as the Lehman Partnership owns at least 10% of the outstanding Common Stock. In the event that Lehman Brothers agrees to provide any investment banking services to the Company or L-3 Communications Corporation, it will be paid fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry. See "Certain Relationships and Related Transactions".

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement (the "Employment Agreements") effective on April 30, 1997 with each of Mr. Lanza, Chairman and Chief Executive Officer of the Company, who will receive a base salary of $750,000 per annum and appropriate executive level benefits, and Mr. LaPenta, President and Chief Financial Officer of the Company, who will receive a base salary of $500,000 per annum and appropriate executive level benefits. The Employment Agreements provide for an initial term of five years, which will automatically renew for one-year periods thereafter, unless a party thereto gives notice of its intent to terminate at least 90 days prior to the expiration of the term.

     Upon a termination without cause or resignation for good reason, the Company will be obligated, through the end of the term, to (i) continue to pay the base salary and (ii) continue to provide life insurance and medical and hospitalization benefits comparable to those provided to other senior executives; provided, however, that any such coverage shall terminate to the extent that Mr. Lanza or Mr. LaPenta, as the case may be, is offered or obtains comparable benefits coverage from any other employer. The Employment Agreements provide for confidentiality during employment and at all times thereafter. There is also a noncompetition and non-solicitation covenant which is effective during the employment term and for one year thereafter; provided, however, that if the employment terminates following the expiration of the initial term, the noncompetition covenant will only be effective during the period, if any, that the Company pays the severance described above.

     The Company has granted each of Messrs. Lanza and LaPenta (together, the "Equity Executives") nonqualified options to purchase, at $6.47 per share, 1,142,857 shares of Common Stock. In each case, half of the options were structured as "Time Options" and half were structured initially as "Performance Options" (collectively, the "Options"). The Time Options became exercisable with respect to 20% of the shares subject to the Time Options on each of March 2, 1998 and April 30, 1999 and will become exercisable with respect to an additional 20% of the shares subject to the Time Options on each of

April 30, 2000, 2001 and 2002 if employment continues through and including such date. The Performance Options were initially structured to become exercisable nine years after the Closing, but became exercisable with respect to up to 20% of the shares subject to the Performance Options on each of March 2, 1998 and April 30, 1999 and were to become exercisable with respect to an additional 20% of the shares subject to the Performance Options on each of April 30, 2000, 2001 and 2002, to the extent certain targets for the Company's earnings before interest, income taxes, depreciation and amortization were achieved. On March 2, 1998, each of Mr. Lanza and Mr. LaPenta exercised options to acquire 228,571 shares of Common Stock. On April 5, 1999, the Company amended the Performance Options to eliminate the performance target acceleration provisions and to provide that the unvested portion of the Performance Options will vest and become exercisable as of April 30, 2000, if employment continues through and including such date. The Options will become fully exercisable under certain circumstances, including a change in control. The Option term is ten years through April 30, 2007; except that if (i) the Equity Executive is fired for cause or resigns without good reason, the Options will expire upon termination of employment or (ii) the Equity Executive is fired without cause, resigns for good reason, dies, becomes disabled or retires, the Options will expire one year after termination of employment. Unexercisable Options will terminate upon termination of employment, unless acceleration is expressly provided for. Upon a change of control, the Company may terminate the Options, so long as the Equity Executives are cashed out or permitted to exercise their Options prior to such change of control.


     The Company also has entered into a split-dollar life insurance agreement with Mr. LaPenta. Under the split-dollar agreement, the Company owns and pays the premiums on the life insurance policy, and Mr. LaPenta has the right to designate a beneficiary to receive a fixed portion of the policy death benefit. The balance of the death benefit will be payable to the Company as a recovery of its investment.

                              PENSION PLAN TABLE


     The following table shows the estimated annual pension benefits payable under the L-3 Communications Corporation Pension Plan and Supplemental Employee Retirement Plan to a covered participant upon retirement at normal retirement age (65), based on the career average compensation (salary and bonus) and years of credited service with the Company.




                                       YEARS OF CREDITED SERVICE
                     --------------------------------------------------------------
  CAREER AVERAGE
   COMPENSATION          15           20           25           30           35
------------------   ----------   ----------   ----------   ----------   ----------
$125,000 .........    $ 18,981     $ 24,937     $ 29,833     $ 33,856     $ 37,164
 150,000 .........      23,172       30,408       36,355       41,243       45,260
 175,000 .........      27,364       35,879       42,877       48,629       53,357
 200,000 .........      31,556       41,349       49,399       56,015       61,454
 225,000 .........      35,747       46,820       55,921       63,402       69,550
 250,000 .........      39,939       52,291       62,444       70,788       77,647
 300,000 .........      48,322       63,233       75,488       85,561       93,840
 400,000 .........      65,089       85,116      101,577      115,106      126,226
 450,000 .........      73,472       96,057      114,621      129,879      142,420
 500,000 .........      81,855      106,999      127,665      144,651      158,613
 750,000 .........     123,772      161,707      192,887      218,515      239,579

     As of December 31, 1999, the current annual compensation and current years of credited service (including for Messrs. LaPenta and Strianese, years of credited service as an employee of Loral and Lockheed Martin) for each of the following persons were: Mr. Lanza, $778,846 and 3 years; Mr. LaPenta, $519,231 and 28 years; Mr. Strianese, $332,801 and 10 years; Mr. Cambria, $354,473 and 3 years; and Mr. Schwartz, $322,808 and 3 years.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of the date of this Proxy Statement, the Lehman Partnership owns 16.7% of the Common Stock. Certain affiliates of the Lehman Partnership provide services to the Company. In 1999, Lehman Brothers provided underwriting and investment banking services to the Company, for which services it received fees of $8.3 million. In addition, Lehman Brothers Commercial Paper Inc., an affiliate of Lehman Brothers, is a lender to the Company under the Company's bank credit facilities, for which it received fees of $24,107 in 1999.

     As of the date of this Proxy Statement, Lockheed Martin no longer owns any shares of Common Stock. Through October 1999, however, Lockheed Martin owned in excess of 5% of the Common Stock outstanding. In February 1999, Lockheed Martin sold 4.5 million shares in a public offering by the Company and, in October 1999, sold all the remaining shares of Common Stock it owned in a private transaction.

     In connection with the acquisition by the Company of its initial ten business units (the "Businesses") from Lockheed Martin (the "L-3 Acquisition"), Lockheed Martin has agreed to indemnify the Company and L-3 Communications Corporation, subject to certain limitations, for Lockheed Martin's breach of representations and warranties and the Company and L-3 Communications Corporation have assumed certain obligations relating to environmental matters and benefits plans. These obligations include certain on-site and off-site environmental liabilities related to events or activities of the Businesses occurring prior to the L-3 Acquisition. Lockheed Martin has agreed to indemnify the Company, subject to certain limitations, for its breach of (i) non-environmental representations and warranties up to $50 million (subject to a $5 million threshold) and (ii) through April 30, 2005, to pay 50% of all costs incurred by the Company above those reserved for on the Company's balance sheet at April 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years (subject to a $6 million threshold).

     Lockheed Martin provides to certain divisions of the Company certain management information systems services at Lockheed Martin's fully-burdened cost but without profit. The Company, L-3 Communications Corporation and Lockheed Martin have entered into certain subleases of real property and cross-licenses of intellectual property.

     In addition, the Company and Lockheed Martin have entered into a Limited Noncompetition Agreement (the "Noncompetition Agreement") which, for up to three years from April 1997, in certain circumstances, precludes Lockheed Martin from engaging in the sale of any products that compete with the products of the Company that are set forth in the Noncompetition Agreement for specifically identified application of the products. Under the Noncompetition Agreement, Lockheed Martin is prohibited, with certain exceptions, from acquiring any business engaged in the sale of the specified products referred to in the preceding sentence, although Lockheed Martin may acquire such a business under circumstances where the exceptions do not apply provided that it offers to sell such business to the Company within 90 days of its acquisition. The Noncompetition Agreement does not, among other exceptions, (i) apply to businesses operated and managed by Lockheed Martin on behalf of the U.S. government, (ii) prohibit Lockheed Martin from engaging in any existing businesses and planned businesses as of the closing of the L-3 Acquisition or businesses that are reasonably related to existing or planned businesses or
(iii) apply to selling competing products where such products are part of a larger system sold by Lockheed Martin.

     The Company sells products to Lockheed Martin and its affiliates. Such net sales amounted to $65.8 million and $70.4 million for 1999 and 1998, respectively.

     Sales of products to Lockheed Martin, excluding those under intercompany work transfer agreements existing at the time of the L-3 Acquisition, are made on terms no less favorable than those which would be available from non-affiliated third party customers. A significant portion of the Company's sales to Lockheed Martin are either based on competitive bidding or catalog prices.

STOCKHOLDERS AGREEMENT

     In connection with the L-3 Acquisition, the Company, Lockheed Martin, the Lehman Partnership and Messrs. Lanza and LaPenta entered into the Stockholders Agreement which, except for the terms relating to (i) the registration rights,
(ii) provision of services by Lehman Brothers and (iii) the standstill agreement by Lockheed Martin, terminated upon the completion of the IPO.

     Pursuant to the Stockholders Agreement, Messrs. Lanza and LaPenta, Lockheed Martin and the Lehman Partnership have the right, from time to time and subject to certain conditions, to require Holdings to register under the Securities Act of 1933 shares of Common Stock held by them. Lockheed Martin, the Lehman Partnership and each of the Messrs. Lanza and LaPenta has three, four and one demand registration rights, respectively. In addition, the Stockholders Agreement also provides certain existing stockholders with certain piggyback registration rights. The Stockholders Agreement provides, among other things, that the Company will pay expenses in connection with (i) up to two demand registrations requested by Lockheed Martin, up to three demand registrations requested by the Lehman Partnership and the two demand registrations requested by Messrs. Lanza and LaPenta and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement. In February, 1999, Lockheed Martin and the Lehman Partnership sold 4.5 million shares and 2 million shares, respectively, through the exercise of their piggyback registration rights in a public offering of Common Stock by the Company.

     The Stockholders Agreement also provides that Lehman Brothers has the exclusive right to provide investment banking services to the Company through April 30, 2002 (except that the exclusivity period through April 30, 2000 as to cash acquisitions undertaken by the Company or L-3 Communications Corporation) so long as the Lehman Partnership owns at least 10% of the outstanding Common Stock. In the event that Lehman Brothers agrees to provide any investment banking services to the Company or L-3 Communications Corporation, it will be paid fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry.

     Under the Stockholders Agreement, Lockheed Martin is subject to a standstill arrangement which generally prohibits any increase in its share ownership percentage over 34.9%.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Lockheed Martin filed a Form 4 relating to the sale by Lockheed Martin of
4.5 million shares of Common Stock in a public offering by the Company in February 1999 after the applicable deadline. Lawrence Schwartz, Michael Strianese, Robert Mehmel and Robert Riscassi filed Form 4's relating to their sale of 5,000 shares, 5,000 shares, 8,500 shares and 1,500 shares of Common Stock in August 1999 after the applicable deadline.


                 PROPOSAL 2. SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP to act as independent auditors for the Company for the 2000 fiscal year, and a proposal to ratify this selection will be submitted to the Annual Meeting. PricewaterhouseCoopers LLP has acted as independent auditors for the Company since its formation in 1997 and management believes it desirable and in the best interests of the Company to continue the employment of that firm. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting and voting on the proposal, the selection of independent auditors will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.


                             STOCKHOLDER PROPOSALS


     Any Stockholder desiring to submit a proposal to be presented for consideration in the Company's 2001 Proxy Statement must submit such proposal to the Company no later than the close of business on December 11, 2000. Such proposals should be sent by Certified Mail -- Return Receipt Requested to the attention of the Secretary, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.


     Under the current rules of the SEC, a Stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Common Stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

                           GENERAL AND OTHER MATTERS


     At the date of this Proxy Statement, the Company knows of no business that will be brought before the Annual Meeting other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments thereof, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.


     The Company has herewith provided each Stockholder whose proxy is being solicited hereby, a copy of the Company's 1999 Annual Report, including financial statements. Written requests for additional copies should be directed to: Corporate Communications, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.


     PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF RETURNED IN THE ACCOMPANYING ENVELOPE AND MAILED IN THE UNITED STATES.




                                      By Order of the Board of Directors,



                                      /s/ Christopher C. Cambria
                                      -------------------------------------
                                          Christopher C. Cambria
                                          Vice President, Secretary and General
                                          Counsel


New York, New York
April 6, 2000

P

R

O

X

Y

                                     PROXY

                       L-3 COMMUNICATIONS HOLDINGS, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L-3 COMMUNICATIONS HOLDINGS, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD APRIL 25, 2000, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING AND PROXY STATEMENT PERTAINING THERETO.

     The undersigned shareholder hereby appoints Frank C. Lanza, Robert V. LaPenta, Christopher C. Y Cambria or Michael T. Strianese, or any one of them, attorneys and agents, or proxy or proxies, with full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Annual Meeting of Stockholders to be held on April 25, 2000, at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, and at any and all adjournments thereof, upon the matters set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or adjournment thereof:

     A STOCKHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A STOCKHOLDER, TO REPRESENT HIM AT THE MEETING MAY DO SO by inserting such other person's name in the space provided above.

     This proxy, when properly executed, will be voted in accordance with the directions of the undersigned stockholder. IN THE ABSENCE OF SUCH DIRECTIONS, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE HEREOF AND FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.


PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE
                                   PROVIDED.
NO POSTAGE IS REQUIRED IF RETURNED IN THE ENVELOPE AND MAILED IN THE UNITED
                                    STATES.


                            - FOLD AND DETACH HERE -

                                                                       3 2 1 8
   X PLEASE MARK YOUR
     CHOICES LIKE THIS IN
     BLUE OR BLACK INK.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS A, B AND C
-----------------------------------------------------------------------------
 (a) Election of
     Directors     FOR   WITHHELD                  FOR      AGAINST  ABSTAIN
                   [ ]     [ ]                     [ ]       [  ]      [ ]

               Class III Nominees:               (b) Appointment of
               01. Alberto M. Finali                 PricewaterhouseCoopers LLP
               02. Arthur L. Simon                   as Auditors

     FOR, except vote withheld from the following nominee(s):


     ----------------------------------------
                            I plan to attend the Annual Meeting of Stockholders

                                                              [  ]
                                                              YES


                                             NOTE: Please sign exactly as names
                                             appears hereon. When signing as
                                             attorney, executor, administrator,
                                             trustee, authorized officer of a
                                             corporation or in any
                                             representative capacity, please
                                             insert your named and title as
                                             such. Joint owners should each sign
                                             individually.

                                              --------------------------------

                                              --------------------------------
                                              SIGNATURE OF STOCKHOLDER(S)  DATE

                                      (If not dated, this proxy is deemed to
                                      bear the date when mailed by the Company.)

[GRAPHIC OMITTED]

                           - FOLD AND DETACH HERE -

                            RETAIN ADMISSION TICKET
                   TELEPHONE AND INTERNET VOTING INSTRUCTIONS

L-3 Communications encourages you to take advantage of new and convenient ways to vote your shares. You may use the telephone or Internet to vote your shares electronically, 24 hours a day, 7 days a week. To access the telephone or Internet voting system, you must use the control number printed in the box above.


1. To vote over the telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

2. To vote over the Internet: Log onto the Internet and go to the web site http://www.eproxyvote.com/lll


Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                                ADMISSION TICKET

Please indicate whether you plan to attend the 2000 Annual Meeting of Stockholders by marking the appropriate box on the Proxy Card, or if you use the telephone system, when prompted. Only the stockholder(s) whose name(s) appears on this ticket, or the proxy of that stockholder, will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 1:30 p.m.

                     L-3 COMMUNICATIONS HOLDINGS, INC.
                     ANNUAL MEETING OF STOCKHOLDERS
                     TUESDAY, APRIL 25, 2000, 2:30 P.M. EASTERN STANDARD TIME RIHGA ROYAL HOTEL
                     151 WEST 54TH STREET
                     NEW YORK, NEW YORK